Exhibit 99.6

NEPHROS, INC.

UP TO 175,000,000 SHARES OF COMMON STOCK AND
WARRANTS TO PURCHASE UP TO 161,793,248 SHARES OF COMMON STOCK
ISSUABLE UPON EXERCISE OF NON-TRANSFERRABLE RIGHTS TO SUBSCRIBE
FOR SUCH SHARES AND WARRANTS

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depository or other nominee holder (the “Nominee Holder”) of rights (the “Subscription Rights”) to purchase units (the “Units”) consisting of shares of common stock, par value $0.001 per share (“Common Stock”), and warrants (the “Warrants”) to purchase shares of Common Stock of NEPRHOS, INC. (the “Company”), pursuant to the rights offering described in the Company’s prospectus dated [•], 2010 (the “Prospectus”), hereby certifies to the Company and Continental Stock Transfer & Trust Company, as subscription agent for the rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the subscription rights to subscribe for the number of Units specified below under the basic subscription privilege, and on behalf of beneficial owners of rights who have exercised their basic subscription privileges in full, requests to subscribe for the number of additional Units specified below pursuant to the over-subscription privilege, the terms of which are described further in the Prospectus, listing separately each exercised basic subscription privilege and any corresponding over-subscription privilege as to each beneficial owner (without identifying any such beneficial owner) for whom the Nominee Holder is acting hereby:

number of shares owned on record date	number of units subscribed for pursuant to basic subscription privilege	number of units subscribed for pursuant to over- subscription privilege

Provide the following if applicable:
Name of Nominee Holder

By:		Depository Trust Company (“DTC”)
	Authorized Signature	Participant Number

Name:
Participant Name

By:
Name:
Title:

DTC Subscription Confirmation Numbers